Accrued Liabilities Agreement

THIS AGREEMENT is made and entered into as of August 9, 1999 by and between Online Stock Market Group ("OSMG"), a California Corporation, and Online Stock Market, Inc. ("OSMi"), a California Corporation.

RECITALS:

This agreement is made with reference to the following facts:

A. OSMi is a registered broker/dealer, a member in good standing of the National Association of Securities Dealers ("NASD"), and a subsidiary of OSMG.

B. As a member of the NASD, OSMi is subject to certain rules (the "Net Capital Rules") designed to maintain the general financial integrity and liquidity of a broker/dealer.

C. It is in the best interests of OSMG that OSMi be in compliance with the Net Capital Rules.

D. To this end, OSMG wishes to act as a guarantor of the significant debts and liabilities of OSMi.

NOW, THEREFORE, it is agreed as follows:

1. Basic Agreement. OSMG agrees to pay upon written request of OSMi any of the significant debts and liabilities of OSMi. Payment shall be prompt, and evidence of payment shall be furnished to OSMi. It shall be the discretion of OSMG to make payment directly or to transfer funds for such payment to OSMi.

2. Significant Liabilities. The significant debts and liabilities of OSMi to which this Agreement applies shall initially consist of the following:

     a.   Rent due Watt Plaza
     b.   Telephone lines and service provided by Pacific Bell
     c.   Toll-free 800 service provided by MCI WorldCom
     d.   Data connection and service by ILX Systems
     e.   DSL connection by Concentric
     f.   Web site hosting by WebCom
     g.   Trading Web site and  transaction  processing  by Automated  Financial
          Systems
     h.   Backoffice and compliance support by RND Resources, Inc.
     i.   Unemployment insurance, worker's compensation, and liability insurance
     j.   General utilities, including cable TV by Adelphia
     k.   Postal meter rental and usage
     l.   Legal services
     m.   Accounting services

     This list may be amended by written agreement of both parties.

3. Credit Rating. OSMG agrees that OSMi may use the credit rating and history of OSMG to obtain credit on more favorable terms.

4. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties to this Agreement with respect to its subject matter and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

5. Notices. Any notice under this Agreement shall be deemed sufficiently given by one party to another if in writing and if and when delivered or tendered either in person or by the deposit of it in the United States mail, in a sealed envelope, registered or certified, with postage prepaid, addressed to the person to whom such notice is being given at such person's address as may have been given by such person to the other party for the purposes of notice in accordance with this subsection. A notice not given as above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is required or permitted to be given.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

7. Severability. Any provision of this Agreement prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

8. Remedies. The parties to this Agreement shall have available to them all remedies for breach provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance or the obligations of each party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, no Shareholder will urge, as a defense, that there is an adequate remedy at law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ONLINE STOCK MARKET GROUP

/s/ Michael B. Cratty
----------------------------
Michael B. Cratty
President/CEO

ONLINE STOCK MARKET, INC.

/s/ Michael B. Cratty
----------------------------
Michael B. Cratty
President/CEO


                                      -2-